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                                                                   EXHIBIT 10.34

                                 FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                                MASTER AGREEMENT

      This First Amendment To Amended and Restated Master Agreement (this "Amendment") dated as of February 16, 2005, by and among CHOICEPOINT INC., a Georgia corporation, as Lessee and Guarantor, SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company, as Lessor, SUNTRUST BANK, a Georgia state banking corporation, as Agent, and SUNTRUST BANK, FLEET NATIONAL BANK and BNP PARIBAS, as Lenders.

                              W I T N E S S E T H :

      WHEREAS, ChoicePoint, the Lessor, the Agent and the Lenders have entered into that certain Amended and Restated Master Agreement, dated as of June 26, 2003 (the "Master Agreement") (capitalized terms used herein without definition shall have the meanings ascribed to them in Appendix A to the Master Agreement); and

      WHEREAS, the "Credit Agreement" defined in Appendix A to the Master Agreement has been replaced by a Revolving Credit Agreement dated as of December 29, 2004, as amended by First Amendment to Revolving Credit Agreement dated as of February 16, 2005 among ChoicePoint Services, as Borrower, ChoicePoint, as Parent (and a Guarantor), the Lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and BNP Paribas Documentation Agent, and ChoicePoint has requested that certain changes be made to the financial and negative covenants in the Master Agreement and related definitions in Appendix A to the Master Agreement in order that they would be substantially the same as in such replacement Credit Agreement, as well as extend the Alteration Expiration Date, and the Lessor, the Agent and the Lenders are willing to so agree, subject to the terms and conditions hereof;

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereby agree that the Master Agreement is hereby amended as follows:

      Section 1. Modifications to Master Agreement. The parties hereto amend the Master Agreement as follows:

      1.1 Section 5.1(g)(i) and (ii) (Reporting Covenants - Annual Financial Statements and Quarterly Financial Statements) of the Master Agreement is hereby amended by replacing such Sections in their entirety with the following:

            (i) Annual Financial Statements. To the Agent, as soon as available and in any event within the earlier of (A) eighty (80) days after the end of each fiscal year of ChoicePoint and (B) five (5) days after the date of any required

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           public filing thereof, audited balance sheets of the Consolidated
           Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of the independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (ii) Quarterly Financial Statements. To the Agent, as soon as available and in any event within the earlier of (A) fifty (50) days after the end of each fiscal quarter of ChoicePoint (other than the fourth fiscal quarter) and (B) five (5) days after the date of any required public filing thereof for such fiscal quarter, balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of the ChoicePoint's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of ChoicePoint's previous fiscal year, all in reasonable detail and accompanied by a certification by the chief financial officer of ChoicePoint that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of ChoicePoint's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

      1.2 Section 5.1(h)(i) (Fixed Charge Coverage Ratio) of the Master Agreement is hereby amended by replacing such Section in its entirety with the following:

            (i) Minimum Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter, a ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, calculated for the fiscal quarter then ended and the immediately preceding three fiscal quarters, equal to or greater than 4.0 to 1.0.

      1.3 Section 5.2(c) (Mergers, Consolidations) of the Master Agreement is hereby amended by replacing the proviso at the end thereof with the following:

      provided that before and after giving effect to any such merger or consolidations and any Funded Debt incurred by ChoicePoint or such Subsidiary in connection

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      with such merger or consolidation, (x) ChoicePoint is and will be in compliance with Section 5.1(h) hereof and if the consideration paid by ChoicePoint or such Subsidiary in connection with such merger or consolidation is greater than $125,000,000, ChoicePoint has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agent with copies provided to each Funding Party (based on the projected Consolidated Interest Expense or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Consolidated Interest Expense incurred as a result of the incurrence of any such Funded Debt) and the historical Consolidated EBITDA (including the Consolidated EBITDA of such Person)); and (y) no other Default exists;

      1.4 Section 5.2(e) (Investments, Loans, Etc.) of the Master Agreement is hereby amended by replacing Section 5.2(e)(ii) in its entirety with the following:

            (ii) Investments in the stock or other assets of any other Person that is engaged in a business permitted by Section 5.2(i) hereof; provided, that after giving effect to such Investment and any Funded Debt incurred by ChoicePoint or such Subsidiary in connection with making such Investment, (x) ChoicePoint is and will be in compliance with Section 5.1(h) hereof and if the Investment is greater than $125,000,000, ChoicePoint has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agent; (y) no other Default exists hereunder (based on the projected Consolidated Interest Expense or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Consolidated Interest Expense incurred a result of the incurrence of any such Funded Debt) and the historical Consolidated EBITDA (including the Consolidated EBITDA of such Person)); and (z) as a result of such Investment, such Person becomes a Subsidiary of ChoicePoint.

      1.5 Section 5.2(h) (Additional Negative Pledges) of the Master Agreement is hereby amended by replacing it in its entirety with the following:

            (h) Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than the prohibitions and restrictions contained in this Master Agreement, unless such asset is subject to a Permitted Lien and such prohibition or restriction is limited to such asset.

      1.6 Section 5.2(i) (Changes in Business) of the Master Agreement is hereby amended by replacing it in its entirety with the following:

      (i) Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies as of First Amendment Date, which

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includes providing risk management and fraud prevention information and related technology solutions to the property and casualty insurance industry, life and health insurance industry and other industries, (including, without limitation, (1) providing automated and traditional underwriting and claim information services to assist U.S. insurance companies in assessing the insurability of individuals and property and the validity of insurance claims, (2) providing background investigations, (3) performing paramedical exams, (4) furnishing access to motor vehicles reports, (5) maintaining a database of claims histories, (6) providing claim verification and investigative services to both the property and casualty and the life and health insurance markets, (7) providing pre-employment background investigations, pre-employment and regulatory compliance drug testing services and public record information to other corporate and government organizations and (8) DNA and other forensic testing service, unless such business is a strategic extension of the business of the Consolidated Companies as of the First Amendment Date.

      1.7 Appendix A to the Master Agreement is hereby amended by (i) deleting the definitions of "Consolidated EBITR", "Consolidated Fixed Charges", "Consolidated Rental Expense and "Fixed Charge Coverage Ratio and (ii) adding a definition of "First Amendment Date" as follows:

            "First Amendment Date" mean February 16, 2005.

      1.8 Appendix A to the Master Agreement is further hereby amended by replacing the definitions of "Alteration Expiration Date", "Consolidated Interest Expense" and "Credit Agreement" in their entirety with the following:

            "Alteration Expiration Date means June 30, 2005.

            "Consolidated Interest Expense" means, for any fiscal period of ChoicePoint, total interest expense of the Consolidated Companies and the Receivables Subsidiaries (including, without limitation, interest expense attributable to capitalized leases, all net payment obligations pursuant to swap agreements (as defined in 11 U.S.C. Section 101), all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility (including, without limitation, the Asset Securitization)) determined on a consolidated basis in accordance with GAAP.

            "Credit Agreement" means the Revolving Credit Agreement dated as of December 29, 2004, among ChoicePoint Services, Inc., as Borrower, ChoicePoint, as Parent (and a Guarantor), the Lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and BNP Paribas, as Documentation Agent, and ChoicePoint, as amended by the First Amendment to Revolving Credit Agreement dated as of February 16, 2005.

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      1.9 Exhibit J attached hereto hereby replaces Exhibit J (Compliance
Certificate) to the Master Agreement.

      Section 2. Representations and Warranties. ChoicePoint represents and warrants to each of the other parties hereto that each of the representations and warranties of ChoicePoint contained in the Master Agreement and in each other Operative Document is true and correct in all material respects on the Effective Date, with the same effect as though made on and as of the Effective Date and, for purposes of this Section, all references in such representations and warranties to the "Operative Documents" shall be deemed to include this Amendment (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

      Section 3. Effectiveness. Subject to the execution and delivery of this Amendment by all parties hereto, this Amendment shall be deemed effective on the date set forth in the preamble to this Amendment (the "Effective Date").

      Section 4. GOVERNING LAW. THIS AMENDMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      Section 5. References. All references to the words "Master Agreement" shall hereinafter refer to the Master Agreement as amended by this Amendment.

      Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

                         (signatures on following page)

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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       CHOICEPOINT INC.,
                                       as Lessee and Guarantor

                                       By: /s/ David E. Trine
                                           ---------------------------------
                                           Name Printed: David E. Trine
                                           Title: Treasurer

                                       Attest: /s/ Mary M. Young
                                               -----------------------------
                                           Name Printed: Mary M. Young
                                           Title: Assistant Secretary

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                                       SUNTRUST EQUITY FUNDING, LLC, as

                                       By: /s/ R. Todd Shutley
                                           ---------------------------------
                                           Name Printed: R. Todd Shutley
                                           Title: Sr. Vice President & Manager

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                                       SUNTRUST BANK, as Agent and a Lender

                                       By: /s/ Bradley J. Staples
                                           ----------------------------------
                                           Name Printed: Bradley J. Staples
                                           Title: Managing Director

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                                       FLEET NATIONAL BANK, as a Lender

                                       By: /s/ John B. Desmond
                                           ----------------------------------
                                           Name Printed: John B. Desmond
                                           Title: Director

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                                       BNP PARIBAS, as a Lender

                                       By: /s/ Barry Mendelsohn
                                           ----------------------------------
                                           Name Printed: Barry Mendelsohn
                                           Title: Director